SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Check the appropriate box:
Preliminary Proxy Statement [x]
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Firsthand Technology Value Fund, Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:



PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO THE
SOLICITATION BY THE BOARD OF DIRECTORS OF FIRSTHAND TECHNOLOGY
VALUE FUND FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS

Bulldog Investors, LLC ("Bulldog Investors") is sending this proxy statement and the enclosed GREEN proxy card to shareholders of Firsthand Technology Value Fund (the "Fund") of record as of March --, 2014. We are soliciting a proxy to vote your shares at the 2014 Annual Meeting of Shareholders (the "Meeting") which is scheduled for May 23, 2014. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about March --, 2014.

INTRODUCTION

The Fund has determined to present two matters to be voted upon at the Meeting: (1) the election of two directors; and (2) the ratification of the selection of Tait, Weller & Baker LLP as the Fund's independent public accounting firm for the fiscal year ending December 31, 2014. A shareholder affiliated with Bulldog Investors also intends to present two proposals: (3) a binding proposal to terminate the investment management agreement between the Fund and Firsthand Capital Management, Inc. ("FCM"); and (4) a non-binding proposal that the board should consider authorizing a program to repurchase shares when they are trading at a discount from net asset value ("NAV"). We are soliciting a proxy to vote your shares FOR the election of the nominees named below, FOR the ratification of Tait, Weller & Baker as the Fund's independent public accounting firm, and FOR the two shareholder proposals.

REASONS FOR THE SOLICITATION
The Fund was converted from an open-end fund to a closed-end fund in April 2011. Since then, its shares have generally traded at a discount to net asset value ("NAV"). In addition, the Fund's long-term performance has been awful. Lastly, FCM's compensation is excessive. Consequently, we are seeking to elect directors that are committed to addressing these issues.

HOW PROXIES WILL BE VOTED
If you complete and return a GREEN proxy card to us your shares will be voted FOR the election of the nominees named below, FOR the ratification of Tait, Weller & Baker as the Fund's independent public accounting firm, and FOR the two shareholder proposals - unless you direct otherwise. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting.

VOTING REQUIREMENTS

A quorum for the transaction of business by the shareholders at the Meeting is a majority of the shares outstanding on the record date and entitled to vote, present and in person or represented by proxy.
A plurality of the votes cast is sufficient to elect a director.
The ratification of Tait, Weller & Baker as the Fund's independent public accounting firm requires the vote of a majority of votes cast. Approval of the termination proposal requires the affirmative vote of shareholders owning the lesser of (a) 67 percent or more of the shares present at the Meeting, and (b) more than 50 percent of the Fund's outstanding shares. The share repurchase proposal will be approved if a majority of votes cast vote in favor of it. An abstention or a broker non-vote will have the same effect as a vote against the shareholder proposals. However, since this is a contested solicitation, we do not expect any broker non-votes.

REVOCATION OF PROXIES

You may revoke your proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy to us; or (iii) voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on the number of times you may revoke your proxy before it is exercised. However, only your most recently dated proxy will be counted.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Meeting, our affiliate intends to nominate the two persons named below for election as directors. Each nominee has consented to being named in this proxy statement and to serve as a director if elected. There are no arrangements or understandings between Bulldog Investors or any of its affiliates and any nominee in connection with the nominations. Please refer to the Fund's proxy soliciting material for additional information concerning the election of directors.

Phillip Goldstein (born 1945); c/o Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663 - In December 1992, Mr. Goldstein co-founded what is now Bulldog Investors, a value oriented group of private investment funds that invest primarily in closed-end funds, small cap operating companies, special purpose acquisition companies, and special situations. In 2009, Mr. Goldstein and his business partners formed Bulldog Investors, LLC (f/k/a Brooklyn Capital Management, LLC), an SEC-registered investment adviser that advises: the Bulldog Investors group of private investment funds; Special Opportunities Fund, a registered closed-end investment company; and certain other private investment funds and managed accounts. Mr. Goldstein is a director of Imperial Holdings, the Mexico Equity & Income Fund, Special Opportunities Fund, and MVC Capital.

Gerald Hellerman (born 1937); 5431 NW 21st Avenue, Boca Raton, FL 33496 - Mr. Hellerman owned and served as Managing Director of Hellerman Associates, a financial and corporate consulting firm, from 1993 to 2012. Mr. Hellerman is a director and chairman of the audit committee of Imperial Holdings, a director and chairman of the Audit Committee of MVC Capital, a director, chief compliance officer of the Mexico Equity and Income Fund and Special Opportunities Fund, Inc., and a director for Ironsides Partners Opportunity Offshore Fund. Mr. Hellerman also served as a financial analyst and later as a branch chief with the U.S. Securities & Exchange Commission over a ten-year period, as Special Financial Advisor to the U.S. Senate Subcommittee on Antitrust and Monopoly for four years, and as the Chief Financial Analyst of the Antitrust Division of the U.S. Department of Justice for 17 years.

None of our nominees is an interested person of the Fund nor does any nominee personally own any shares of the Fund, except that Mr. Goldstein and his wife beneficially own 5,000 common shares. Mr. Goldstein is a principal of Bulldog Investors. On behalf of clients of Bulldog Investors and himself, Mr. Goldstein beneficially owns approximately ----- shares of the Fund, which were purchased between ------------- and -----------.
From ----------- to -----------, Mr. Goldstein and clients of Bulldog Investors sold ------ shares of the Fund.

Unless instructions to the contrary are given, your proxy will be voted in favor of each of the aforementioned nominees.

PROPOSAL 2: RATIFICATION OF TAIT, WELLER & BAKER LLP AS THE FUND'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

PROPOSAL 3: THE INVESTMENT MANAGEMENT AGREEMENT BETWEEN THE FUND AND FCM SHALL BE TERMINATED.

The Fund's long-term performance has been poor and FCM's compensation is excessive. If this proposal is adopted, we believe the Fund can quickly replace FCM with a manager that has an outstanding track record.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

PROPOSAL 4: THE BOARD SHOULD CONSIDER AUTHORIZING A PROGRAM TO REPURCHASE SHARES WHEN THEY ARE TRADING AT A DISCOUNT FROM NET ASSET VALUE.

The Fund's shares have often traded at a sizeable discount to NAV. Adoption of this non-binding proposal will direct the board to consider authorizing a share repurchase program when shares are trading at a discount to NAV. We believe the accretion to NAV per share outweighs the increase in the Fund's expense ratio that may result from having fewer shares outstanding.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

THE SOLICITATION

We intend to solicit proxies via mail, telephone and the internet. Our proxy materials are available on the following web site: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we and our clients will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $100,000.

PARTICIPANTS

Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, is the soliciting stockholder and beneficially owns -------- shares on behalf of clients. Phillip Goldstein, a principal of Bulldog Investors beneficially owns jointly with his wife 5,000 shares. All of the aforementioned shares were acquired between -------------- and
---------------.

No "participant" or associate of any participant in this solicitation is or has been a party to any contract, arrangement or understanding with any person with respect to any securities of the Fund or has any arrangement or understanding with any person with respect to future employment by the Fund or any of its affiliates or to any future transactions to which the Fund or any of its affiliates will or may be a party. A "participant," as defined by the SEC, includes each person and entity named in this section, each client advised by Bulldog Investors and Mr. Hellerman. The SEC's definition of a "participant" may be misleading because it suggests that a person, e.g., a nominee for director, has a greater role in the solicitation than may be the case.

LEGAL MATTERS

1.	The Fund's Secretary has indicated that the Fund may not count our proxies. We believe such an action would be illegal.
        If necessary, we intend to seek a court order requiring the Fund to count our proxies.

2.	In 2013, the Fund issued 515,552 shares that are subject to a voting restriction. Section 18(i) of the Investment Company Act of 1940 requires every share of stock issued by the Fund to have equal voting rights with every other share of outstanding voting stock. This matter may become the basis of litigation.

3.	On October 17, 2007, the Secretary of the Commonwealth of
        Massachusetts concluded an enforcement action against certain parties including Mr. Goldstein by issuing an "obey the law" injunction and fining them $25,000 for operating a non-password protected website containing information about certain unregistered investments and sending an e-mail about such investments to a Massachusetts resident who requested it. In light of the passage of the JOBS Act in April 2012, which permits the conduct giving rise to the enforcement action, on January --, 2014, a settlement was reached pursuant to which the Secretary vacated the injunction and removed the fine.

4.	On September 30, 2013, the Fund sued ASA, Ltd. and Mr. Goldstein,
	who was a director of ASA in April 2013, for improperly conspiring to pressure an employee of ASA and former director of the Fund to resign as a director of the Fund at that time. Mr. Goldstein categorically denies the allegation. He believes the Fund brought the lawsuit in order to deter him from participating in a proxy contest against the Fund's directors.

March --, 2014
PROXY CARD

This proxy is solicited in opposition to the Board of Directors of Firsthand Technology Value Fund (the "Fund") by Bulldog Investors, LLC for the Fund's 2014 Annual Meeting of Shareholders (the "Meeting"). The undersigned hereby appoints Phillip Goldstein, Rajeev Das, and Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1. ELECTION OF TWO DIRECTORS

[  ] FOR PHILLIP GOLDSTEIN 			[  ] WITHHOLD AUTHORITY

[  ] FOR GERALD HELLERMAN 			[  ] WITHHOLD AUTHORITY

2. RATIFICATION OF TAIT, WELLER & BAKER LLP AS THE FUND'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014

FOR [  ]			AGAINST [  ]			ABSTAIN [  ]

3. THE INVESTMENT MANAGEMENT AGREEMENT BETWEEN THE FUND AND FCM SHALL BE TERMINATED.

FOR [  ]			AGAINST [  ]			ABSTAIN [  ]

4. THE BOARD SHOULD CONSIDER AUTHORIZING A PROGRAM TO REPURCHASE SHARES WHEN THEY ARE TRADING AT A DISCOUNT FROM NET ASSET VALUE.

FOR [  ]			AGAINST [  ]			ABSTAIN [  ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above, and FOR Proposals 2, 3 and 4. The undersigned hereby acknowledges receipt of the proxy statement dated March --, 2014 of Bulldog Investors and revokes any proxy previously executed.




Signature(s) __________________________  	Dated: ___________